UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 16, 2015

FREEPORT-McMoRan INC.
(Exact name of registrant as specified in its charter)

Delaware	001-11307-01	74-2480931
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

333 North Central Avenue
Phoenix, AZ	85004-2189
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (602) 366-8100

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On March 16, 2015, an Addendum to the Stipulation and Agreement of Settlement, Compromise and Release (the “Addendum”) was entered into with respect to the consolidated stockholder derivative litigation captioned In Re: Freeport-McMoRan Copper & Gold Inc. Derivative Litigation, C.A. No. 8145-VCN. The Addendum modifies the terms of the settlement in order to resolve potential derivative claims against Credit Suisse Securities (USA) LLC in connection with its engagement to act as lead financial advisor to the Special Committee of the Board of Directors of Freeport-McMoRan Inc. (the “Company”) with respect to the Company’s 2013 acquisitions of Plains Exploration & Production Company and McMoRan Exploration Co., which potential claims were previously excluded from the settlement as set forth in the Stipulation and Agreement of Settlement, Compromise and Release filed on January 15, 2015. As set forth in the Addendum, the original settlement consideration will be increased by $16.25 million, consisting of a $10.0 million cash payment (the “Supplemental Cash Amount”) to the Company by Credit Suisse, and a credit of $6.25 million to be redeemable by the Company in connection with future assignments Credit Suisse performs. The Supplemental Cash Amount, together with the original settlement amount, less plaintiffs’ attorneys’ fees and expenses as awarded by the Court of Chancery of the State of Delaware, will be distributed to the Company’s stockholders as a special dividend. The settlement is subject to specified conditions, including final approval by the Court of Chancery of the State of Delaware. The settling defendants and Credit Suisse vigorously deny all allegations of wrongdoing or fault but entered into the settlement to avoid the costs and distraction of continued litigation.

In connection with the Addendum, the Supplemental Scheduling Order dated March 17, 2015, requires the Company to file a copy of the Supplemental Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear (the “Supplemental Notice”) with the U.S. Securities and Exchange Commission. A copy of the Supplemental Notice is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

The Exhibit included as part of this Current Report is listed in the attached Exhibit Index.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Freeport-McMoRan Inc.

By: /s/ Kathleen L. Quirk
----------------------------------------
Kathleen L. Quirk
Executive Vice President, Chief Financial Officer
& Treasurer (authorized signatory and
Principal Financial Officer)

Date: March 17, 2015

Freeport-McMoRan Inc.
Exhibit Index

Exhibit
Number

99.1	Supplemental Notice of Pendency of Derivative Action, Proposed Settlement of Derivative Action, Settlement Hearing and Right to Appear dated March 17, 2015.